Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-174814, 333-218222, 333-265374 and 333-279519) on Forms S-8 and the registration statement (No. 333-279527) on Form S-3 of our reports dated March 4, 2026, with respect to the consolidated financial statements of Orion Group Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
March 4, 2026